File No. ____________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             1ST Source Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)

         Indiana                                         35-1068133
 ------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

              100 North Michigan Street, South Bend, Indiana 46601
              ----------------------------------------------------
               (address of principal executive office) (zip code)

             1st Source Corporation 1982 Restricted Stock Award Plan
             -------------------------------------------------------
                            (Full title of the plan)

                                Larry E. Lentych
                             1st Source Corporation
                            100 North Michigan Street
                            South Bend, Indiana 46601
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (574) 235-2702
                          -----------------------------

                                                    CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum        Proposed Maximum
Title of Securities to    Amount to be           Offering Price Per      Aggregate Offering     Amount of
be Registered             Registered (2)         Share(1) (3)            Price (1) (3)          Registration Fee
Common Stock, without
par value                 200,000                $16.00                  $3,200,000             $294.40


     (1) Calculated pursuant to Rule 457(c) and (h), on December 4, 2002, the average of the high and low price of the registrant's Common Stock on the Nasdaq National Market System was $16.00.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of dividends or stock splits or certain other capital adjustments.

     (3) Estimated solely for the purpose of calculating the registration fee.

                                     Part I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the 1st Source Corporation 1982 Restricted Stock Award Plan (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by 1st Source Corporation (the "Company" or "1st Source") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 12, 2002.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 14, 2002, June 30, 2002, filed on August 13, 2002, and September 30, 2002, filed on November 12, 2002.

          (c) The  information  set forth  under  the  caption  "Description  of
     Registrant's Securities to be Registered" in the Company's Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement as of the date of filing such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

     Chapter 37 of the Indiana Business Corporation Law, as amended ("IBCL"), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified where they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 to the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

     The Articles of Incorporation of the Company provide that the officers and directors shall be indemnified and advanced expenses to the fullest extent permitted by the IBCL.

     The  Company  maintains   standard   directors'  and  officers'   liability
insurance.

Item 7. Exemption from Registration.

Not applicable.

Item 8. Exhibits.

     The exhibits furnished with the Registration Statement are listed on page E-1.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date hereof (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided,  however,  that the  undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South Bend, State of Indiana, on December 6, 2002.

                                       1st Source Corporation


                                       By: /s/ Larry E. Lentych
                                           -------------------------------------
                                           Larry E. Lentych, Treasurer and
                                           Chief Financial Officer


Each person whose signature  appears below authorizes John B. Griffith and Larry
E. Lentych, and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints John B. Griffith and Larry E. Lentych, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                                     Title                           Date

/s/ Christopher J. Murphy III                        Chairman of the Board,             December 6, 2002
-----------------------------                        President, Chief Executive
Christopher J. Murphy III                            Officer, and a Director


/s/ Wellington D. Jones III                          Executive Vice President and a     December 6, 2002
-----------------------------                        Director
Wellington D. Jones III


/s/ John B. Griffith                                 Secretary and General Counsel      December 6, 2002
-----------------------------
John B. Griffith


/s/ Larry E. Lentych                                 Treasurer & Chief Financial        December 6, 2002
-----------------------------                        Officer (Principal Accounting
Larry E. Lentych                                     and Financial Officer)


_____________________________                        Director                           December ___, 2002
Reverend E. William Beauchamp, C.S.C.


/s/ Daniel B. Fitzpatrick                            Director                           December 5, 2002
-----------------------------
Daniel B. Fitzpatrick


_____________________________                        Director                           December ___, 2002
Lawrence E. Hiler


/s/ William P. Johnson                               Director                           December 2, 2002
-----------------------------
William P. Johnson


/s/ Rex Martin                                       Director                           December 2, 2002
-----------------------------
Rex Martin


/s/ Dane A. Miller                                   Director                           December 2, 2002
-----------------------------
Dane A. Miller


/s/ Timothy K. Ozark                                 Director                           December 2, 2002
-----------------------------
Timothy K. Ozark


/s/ Richard J. Pfeil                                 Director                           December 2, 2002
-----------------------------
Richard J. Pfeil


______________________________                       Director                           December ___, 2002
Claire C. Skinner


______________________________                       Director                           December ___, 2002
Toby S. Wilt


                                       E-1
                                  EXHIBIT LIST


Number                       Document                                   Page No.
------                       --------                                   --------

4.1    Articles of Incorporation of 1st Source as amended
       April 30, 1996, filed as an exhibit to Form 10-K dated December 31, 1996, and incorporated herein by reference.

4.2 By-Laws of 1st Source, as amended April 19, 1993, and filed as an exhibit to Form 10-K dated December 31, 1993, and incorporated herein by reference.

4.3    Form of Stock Certificate, for share of 1st Source
       Common Stock, filed as an exhibit to Registration
       Statement 2-40481, and incorporated herein by reference.

4.4    1st Source Corporation 1982 Restricted Stock Award Plan,
       as amended.                                                           *

5      Opinion of Counsel with respect to the legality of the
       securities  registered hereby.                                        *

23.1   Consent of Ernst & Young LLP.                                         *

23.2   Consent of PricewaterhouseCoopers LLP                                 *

23.3   Consent of Counsel is included in Exhibit 5                           *

24     Power of Attorney (incorporated into signature page)


*Indicates filed herewith.